Common Stock Purchase Agreement

  This Common Stock Purchase Agreement (“Agreement”) is made as of the 23rd day December of 2005, between Neuralstem, Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Schedule A (the “Purchaser”).

  WHEREAS, the Company is willing to sell to the Purchaser, and the Purchaser desires to purchase, 1,000,000 shares of the Company's Common Stock, all according to the terms and conditions hereof;

  Now, therefore, the parties agree as follows:

  1.  Sale of Stock.  The Company hereby agrees to sell and issue to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, for a purchase price of $ .50 per share, 1,000,000 shares (the “Shares”) of the Company's Common Stock. The total purchase price to be paid by the Purchaser for the Shares shall be U.S. $ 500,000.

  2.  Payment of Purchase Price.  The purchase price for the Shares shall be due and payable by the Purchaser prior to the transfer of the Shares.

  3.  Issuance of Shares.  Upon receipt by the Company of the purchase price specified above, the Company shall promptly cause the issuance and delivery of a duly executed certificate in the name of the Purchaser evidencing the Shares.

  4.  Representations, Warranties and Agreements of the Purchaser.

   4.1  Authorization.  The Purchaser represents and warrants that this Agreement, when executed and delivered by it, will constitute a valid and legally binding obligation of such Purchaser.

   4.2  Purchase for Own Account.  The Purchaser represents that it is acquiring the Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention. The Purchaser also represents that the entire legal and beneficial interest of Shares it is purchasing is being purchased for the account of the Purchaser only and neither in whole nor in part for any other person, and that any transfer of the Shares will be made in compliance with the Securities Act of 1933, as amended (the “Act”), the California Corporate Securities Law of 1968, as amended, and all other applicable securities laws.

   4.3  Information and Sophistication.  The Purchaser is aware of the Company's business affairs and financial condition, and acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. The Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

   4.4  Ability to Bear Economic Risk.  The Purchaser acknowledges that investment in the Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on its investment.

  4.5  Restricted Securities.

  (a)  The Purchaser understands that the Shares it is purchasing are not registered under the Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that such securities may not be resold, transferred or otherwise disposed of without registration under the Act or an exemption therefrom, and further, that the Company is under no obligation to register such securities. The Purchaser understands that the Shares have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold the shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Shares, or for a period of one year or any other fixed period in the future.

  (b)  The Purchaser represents that it is familiar with Rule 144, as presently in effect, which in substance permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) the availability of certain public information about the Company; (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (3) in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the sale being made through a broker in an unsolicited “broker's transaction” or in a transaction directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein, if applicable. The Purchaser further understands that at the time it may wish to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser would be precluded from selling the shares under Rule 144 even if the one-year minimum holding period had been satisfied. Notwithstanding the fact that Rule 144 is not exclusive, the Purchaser understands that the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

  4.6  Limitation on Disposition.

  (a)  Without limiting the foregoing, the Purchaser agrees that it will in no event make any disposition of any of the Shares unless and until:

   (i)  there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

   (ii)  the Purchaser shall have notified the Company of the details of the proposed disposition and, if the Company so requests, shall have provided the Company with an opinion of counsel satisfactory to the Company to the effect that such disposition will not require registration of the Shares under the Act.

  (b)  The Purchaser understands that the Company's stock transfer records will be noted to reflect the restrictions on transferability of the Shares and that certificates evidencing such securities may bear, in addition to any legend imposed or required pursuant to applicable state securities law, a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

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5.  Miscellaneous.

   5.1  Governing Law.  This Agreement shall be governed in all respects by the laws of the State of California, without reference to provisions regarding conflicts of laws.

   5.2  Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements between the parties with respect to the subject matter hereof. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

   5.3  Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

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In Witness Whereof, the undersigned has executed this Common Stock Purchase Agreement as of the date set forth above.

NEURALSTEM, INC.

By:
I. Richard Garr

(Signature Page to Common Stock Purchase Agreement)

Purchasers:	High Tide, LLC

By:
Title:

Steven B. Dunn
By:
Title:

(Signature Page to Common Stock Purchase Agreement)

Schedule A

Schedule of Purchasers

Name and Address of Purchaser	Accredited Investor	Number of Shares	Amount of Investment	Form of Consideration

High Tide, LLC 1999 Ave of the Stars, Suite 2530 Los Angeles, CA 90067	Yes	500,000	$250,000	Cash

Steven B. Dunn 2069 Coldwater Canyon Dr. , Beverly Hills , CA 90210	Yes	500,000	$250,000	Cash

TOTAL		1,000,000	$500,000